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                                                                     Exhibit 4.2


                     SERIES B CONVERTIBLE PREFERRED STOCK
                              PURCHASE AGREEMENT

                                    BETWEEN

                         ENERGY BIOSYSTEMS CORPORATION

                                      AND

                      THE PURCHASER LISTED ON SCHEDULE I

                         DATED AS OF FEBRUARY 21, 1997
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                           STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT dated as of February 21, 1997 by and between Energy BioSystems Corporation, a Delaware corporation (the "Company"), and the Purchaser listed on Schedule I of this Agreement (the "Purchaser").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company shares of the authorized but unissued Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock"), upon the terms and provisions hereinafter set forth.

          WHEREAS, concurrently with this offering, the Company has made an exchange offer whereby holders of Series A Preferred Stock will exchange shares of Series A Preferred Stock for shares of the authorized but unissued Series B Preferred Stock, par value $0.01 per share, of the Company (the "Exchange Offer") to exchanging parties who will be executing Stock Exchange Agreements substantially similar to this Agreement, containing similar representations and warranties by the Company, covenants of the Company, registration rights, conditions and other terms.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1.  SALE AND PURCHASE OF THE PREFERRED SHARES

          (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchaser agrees to purchase from the Company on the Closing Date specified in
Section 2 hereof, the number of shares of Series B Preferred Stock set forth opposite the Purchaser's name on Schedule I hereto. The shares of Series B Preferred Stock being acquired under this Agreement and by the other Purchasers under the other Stock Purchase Agreements (as hereinafter defined) are collectively herein referred to as the "Shares", containing rights and privileges as more fully set forth in the Certificate of Designations for the Series B Preferred Stock of the Board of Directors of the Company which shall be substantially in the form attached hereto as Exhibit A (the "Series B Certificate of Designations").

          (b) The aggregate purchase price to be paid to the Company by the Purchaser for the Shares to be purchased by the Purchaser pursuant to this Agreement shall be the amount set forth opposite the Purchaser's name on
Schedule I hereto. No further payment shall be required from the Purchaser for the Shares.

          (c) The Shares are being sold to the Purchaser listed on Schedule I hereto and to other Purchasers under substantially identical agreements (collectively, the "Purchasers") pursuant to this Agreement and other substantially identical agreements dated as of the date hereof (all such agreements collectively, as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Stock Purchase Agreements"). All Stock Purchase Agreements shall be dated the date hereof and shall be identical except as to the identities of the respective Purchasers. The sale of Shares to each Purchaser under each Stock Purchase Agreement is to be a separate sale, and no Purchaser shall have any liability under any Stock Purchase Agreement other than the Stock Purchase Agreement to which it is a party.

          (d) The Company will use the proceeds from the sale of the Shares as described in the section of the Memorandum entitled "Use of Proceeds."

          (e) If an aggregate of fewer than 280,000 Shares are sold at the Closing under the Stock Purchase Agreements, the Company shall have the right, from time to time thereafter, but not later than March 31, 1997, to sell additional Shares up to an overall aggregate of 400,000 Shares pursuant to Stock Purchase Agreements substantially identical to this Stock Purchase Agreement. Upon completion of any such sale, such additional Shares shall be "Shares" hereunder, the purchasers of such additional Shares shall be "Purchasers" hereunder and such additional Stock Purchase Agreements shall be "Stock Purchase Agreements" hereunder.

     SECTION 2.  THE CLOSING

          (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares to be purchased by the Purchaser (the "Closing") will take place at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas at 10:00 A.M., Houston, Texas time, on February 26, 1997, or such other location, time and date as shall be determined by the Company and the Agent. Such time and date are herein referred to as the "Closing Date."

          (b) Subject to the terms and conditions hereof, on the Closing Date
(i) the Company will deliver to the Purchaser a certificate registered in the Purchaser's name (or the name of its nominee, if any, as specified on Schedule I hereto) evidencing the number of Shares equal to that number of Shares set forth opposite the Purchaser's name on Schedule I, and (ii) upon the Purchaser's receipt thereof, the escrow agent (the "Escrow Agent") for the Purchaser's funds

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previously deposited in an escrow account will release from such escrow account and deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the purchase price (as specified in Section l(b) hereof) for the Shares to be purchased by the Purchaser payable to the order of the Company in next day funds.

SECTION 3.  DEFINITIONS

          (a) For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any executive officer or director thereof (other than a director nominated pursuant to the Series B Certificate of Designations) and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any executive officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Except as provided above, the holding of Shares (or Conversion Shares obtained upon conversion of Shares), and the rights under any Stock Purchase Agreement or under the Series B Certificate of Designations (or the exercise of any such rights, including, without limitation, nominating a director to the Board of the Company or sending an observer to Board meetings of the Company or any of the Subsidiaries), shall not, by themselves, cause a Purchaser to be deemed to be an "Affiliate" of the Company or of any Subsidiary.

          "Agreement" means this Stock Purchase Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

          "Board" or "Board of Directors" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

          "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the State of Texas are authorized or obligated by law or executive order to close.

          "Capitalized Leases" means any lease to which the Company or a Subsidiary is a party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or a Subsidiary, and which is required to be capitalized in accordance with generally accepted accounting principles consistently applied.

          "Closing" has the meaning set forth in Section 2(a) hereof.

          "Closing Date" has the meaning set forth in Section 2(a) hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

          "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

          "Common Stock" of the Company or of a Subsidiary (as the case may be) shall mean the Company's or a Subsidiary's (as the case may be) present authorized common stock and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company or of a Subsidiary (as the case may be) hereafter authorized and any capital stock of the Company or of a Subsidiary (as the case may be) of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or of a Subsidiary (as the case may be) or which has ordinary voting power for the election of directors of the Company or of a Subsidiary (as the case may be); provided that preferred stock of the Company or a Subsidiary with the right to vote together with the common stock of such entity on various matters shall not be treated as "Common Stock" hereunder.

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          "Company" means Energy BioSystems Corporation, a Delaware corporation, its successors and assigns.

          "Consent and Exchange Agreement" is the agreement by which holders of Series A Preferred Stock elect to exchange shares of Series A Preferred Stock for shares of Series B Preferred Stock on a one-for-one basis.

          "Conversion Price" has the meaning specified in Section 2 of the Series B Certificate of Designations.

          "Conversion Share" or "Conversion Shares" means the shares of the Company's Common Stock, par value $0.01 per share, obtained or obtainable upon conversion of the Shares and shall also include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under Section 6 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares and such Conversion Shares shall no longer be considered to be "Conversion Shares" for purposes of
     Section 8 hereof, for purposes of the definition of Majority Shareholders or for purposes of any consent or waiver provision or any other provision of this Agreement.

          "Eligible Holder" means any holder (or group of affiliated holders) which is a Purchaser (or transferee of a Purchaser approved by the Company, such approval not to be unreasonably withheld) or a purchaser of Series A Preferred Stock that has elected to exchange its shares of Series A Preferred Stock for Shares (or a transferee of such exchanging party approved by the Company, such approval not to be unreasonably withheld) and which holds 100,000 or more Shares, or Conversion Shares issued on conversion of 100,000 or more Shares, or an equivalent combination of the foregoing.

          "Environmental Lien" has the meaning set forth in Section 7.7 hereof.

          "ERISA" means, collectively, the Employee Retirement Income Security Act of 1974, as amended, and the regulations and interpretations thereunder.

          "Exchange Agreement" means the Series B Convertible Preferred Stock Exchange Agreement, dated the date hereof, by which holders of Series A Preferred Stock agree to exchange shares of Series A Preferred Stock for shares of Series B Preferred Stock on a one-for-one basis consistent with their election reflected in the Consent and Exchange Agreement. The Exchange Agreement is substantially similar to this Agreement, containing similar representations and warranties by the Company, covenants of the Company, registration rights, conditions and other terms.

          "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person
     (a) to pay the indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and
     (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations of the Company or its Subsidiaries which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

          "Hazardous Materials" means any pollutant, toxic substance, petroleum or petroleum by-products, hazardous waste, or any material, compound, element or chemical identified as a pollutant, toxic substance or hazardous waste or determined to be hazardous or toxic by a governmental agency under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6901 et seq., the Toxic Substances Control Act
     (TSCA), 15 U.S.C. 2601 et seq., the Water Pollution Control Act (CWA), 33 U.S.C. 1251 et seq., the Clean Air Act (CAA), 42 U.S.C. 7501 et seq., the Occupational Safety and Health Act (OSHA), 29 U.S.C. 655 and any other federal, state, local or municipal laws, statutes, ordinances, codes, rules or regulations imposing liability or establishing standards of conduct for environmental protection. The term "Hazardous Materials" shall also include: raw materials used or stored by the Company that contain Hazardous Materials; building components (including but not limited to asbestos-containing materials) that contain Hazardous Materials and manufactured products containing Hazardous Materials.

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          "Indebtedness" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold or distributed. "Indebtedness" shall not include, however, Indebtedness of the Company to any of its wholly-owned Subsidiaries or Indebtedness of any wholly-owned Subsidiary to the Company or to another wholly-owned Subsidiary.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

          "Majority Shareholders" means the holder or holders, at the time, of at least a majority of the Conversion Shares, including the Conversion Shares then outstanding and the Conversion Shares then obtainable under outstanding Shares; provided that such majority must in any event include each Eligible Holder.

          "Material Adverse Effect" means any material and adverse effect on the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

          "Memorandum" means that certain Confidential Offering Memorandum dated February 14, 1997 relating to the Shares.

          "Outstanding" or "outstanding" means (a) when used with reference to the Shares or the Conversion Shares as of a particular time, all Shares or Conversion Shares theretofore duly issued except (i) Shares and Conversion Shares theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares or Conversion Shares have been issued by the Company, (ii) Shares and Conversion Shares theretofore canceled by the Company and (iii) Shares and Conversion Shares registered in the name of, as well as Shares and Conversion Shares owned beneficially by, the Company, any Subsidiary or any of their Affiliates and
     (b) when used with reference to the number of shares of Common Stock of the Company as of a particular time, the then issued and outstanding shares of Common Stock of the Company (not including treasury shares or any other shares registered in the name of the Company, any Subsidiary or any of their Affiliates), together with shares of Common Stock of the Company issuable pursuant to any then outstanding warrants, options, convertible securities or other rights to acquire shares of Common Stock of the Company. For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the persons which are identified as "Purchasers" on Schedule I hereto or (y) any Affiliates of any such persons, except if such persons would otherwise fall within the definition of "Affiliate" described above.

          "Person" or "person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "Preferred Stock" means any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes without limitation the Series B Preferred Stock.

          "Purchaser" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as "the undersigned Purchaser") on the execution page of this Agreement, together with such person's successors and assigns.

          "Purchasers" has the meaning set forth in Section l(c) hereof, together with their respective successors and assigns.

          "Registered Securities" means the Conversion Shares, any Common Stock issued in payment of dividends on, or in connection with the redemption or repurchase of, the Shares and any Shares included herein pursuant to
     Section 8.1(g) hereof.

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

          "Restricted Payment" means (i) every dividend or other distribution paid, made or declared by the Company or any Subsidiary on or in respect of any class of its capital stock (as defined below), and (ii) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company or any Subsidiary of any shares of the Company's or a Subsidiary's capital stock (as defined below), whether or not owned by the Company or any Subsidiary; provided, however, that the restrictions of the foregoing clauses (i) and (ii) shall not apply to (a) any dividend, distribution or other payment on or in respect of capital stock of the Company to the extent payable in shares of Common Stock of the Company, (b) any payments from the Company to a wholly-owned Subsidiary, from a Subsidiary to the Company or from a Subsidiary to a wholly-owned Subsidiary, (c) any repurchase of Common Stock under stock purchase or option agreements from employees, advisors, consultants or directors of the Company or otherwise upon termination of such relationship with the Company (provided, that the aggregate amount paid pursuant to such repurchases after the Closing Date shall not exceed $300,000 without the consent of the Majority Shareholders), (d) any payments, dividends, distributions or other transfers or actions (I) on or with respect to the Company's Series A Preferred Stock or the shares of Common Stock issuable upon conversion thereof pursuant to the terms of the Stock Purchase Agreements or the Certificate of Designations relating to the Series A Preferred Stock or (II) on or with respect to the Shares or the Conversion Shares pursuant to terms of the Stock Purchase Agreements, Stock Exchange Agreements or the Series B Certificate of Designations and (e) any payments or distributions in respect of the liquidation and dissolution, or winding up of the business and affairs, of the Company. For purposes of this definition, "capital stock" shall also include warrants and other rights and options to acquire shares of capital stock (whether upon exercise, conversion, exchange or otherwise).

          "Rights Expiration Date" means, with respect to any Eligible Holder, the earlier of (a) the date on which such Eligible Holder owns neither (i) 100,000 or more Shares nor (ii) Conversion Shares issued on conversion of a number of Shares at least equal to 100,000 less the number of any Shares remaining owned by such Eligible Holder, and (b) the third anniversary of the Closing Date, unless such Eligible Holder then owns 100,000 or more Shares.

          "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Rule 144A" means (i) Rule 144A under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

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          "Rule 144 Transaction" means a transfer of Shares or Conversion Shares
     (A) complying with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to (i) "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) or (ii) paragraph (k) of such Rule as in effect on the date hereof) and (B) occurring at a time when Shares (in the case of a transfer of Shares) or Conversion Shares (in the case of a transfer of Conversion Shares) are registered pursuant to Section 12 of the Securities Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

          "Series A Certificate of Designations" has the meaning set forth in
     Section 4.2(d) hereof.

          "Series A Preferred Stock" has the meaning set forth in Section 4.2(a) hereof.

          "Series B Certificate of Designations" has the meaning set forth in Section l(a) hereof.

          "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $0.01 per share, which will be duly authorized on the Closing Date and which will have the rights, powers and privileges on the Closing Date as more fully set forth in the Series B Certificate of Designations.

          "Shares" has the meaning set forth in Section l(a) hereof, except that for purposes of Section 7 and Section 8 hereof and the definition of "Conversion Shares," the term "Shares" shall include the shares of Series B Preferred Stock issued upon the exercise of the warrant, dated the date hereof, granting Alex. Brown & Sons Incorporated (the "Agent") the right to purchase a specified number of shares of Series B Preferred Stock and the shares of Series B Preferred Stock issued upon the exchange of the Series A Preferred Stock pursuant to the Exchange Agreement. In the event that any Shares are sold either in a public offering pursuant to a registration statement under Section 6 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be ''Shares" for purposes of
     Section 8 hereof or any consent or waiver provision or any other provision of this Agreement.

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          "Stock Purchase Agreements" has the meaning set forth in Section l(c)
     hereof.

          "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) entitled to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

          (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

               (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

               (iii) all computations provided for herein, if any, shall be made in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly provided herein);

               (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

               (v) all references herein to actions by the Company or any Subsidiary, such as "create", "sell", "transfer", "dispose of", etc., mean such action whether voluntary or involuntary, by operation of law or otherwise;

               (vi) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement;

               (vii)  each of the representations of the Company contained in
               Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation of the Company in Section 4 or otherwise;

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               (viii)  each of the covenants of the Company contained in Section
               7 hereof or otherwise contained in any Stock Purchase Agreement or the Series B Certificate of Designations is separate and is not limited or satisfied by the existence, wording or satisfaction of any other covenant of the Company in Section 7 or otherwise; and

               (ix) all references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person, the Company or any Subsidiary shall apply to such Person, the Company or such Subsidiary, as the case may be, whether such action is taken directly or indirectly.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

            4.1.  Corporate Existence, Power and Authority.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any material property or in which the conduct of its business requires it to so qualify or be so licensed.

            (b) The Company has no Subsidiaries, and does not control, directly or indirectly, any other entity and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation (except for short-term investments of the Company's cash reserves and publicly-traded mutual funds) or
(ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise, except for the strategic alliances described in the Memorandum.

            (c) No proceeding has been commenced looking toward the dissolution or merger of the Company or the amendment of its certificate of incorporation (other than the Series B Certificate of Designations). The Company is not in violation in any respect of its certificate of incorporation or bylaws.

            (d) The Company has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted and as proposed to be conducted, except where the failure to have such requisite power, authority and legal right would not result in a Material Adverse Effect.

          (e) The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, consummate and perform the Stock Purchase Agreements, including, without limitation, the issuance, sale and delivery by the Company of the Shares and to issue and deliver the Conversion Shares issuable upon conversion of the Shares as contemplated herein and therein and in the Series B Certificate of Designations. The execution, delivery and performance of the Stock Purchase Agreements by the Company (including, without limitation, the issuance, sale and delivery by the Company of the Shares and the issuance and delivery of the Conversion Shares upon conversion of the Shares as contemplated herein and therein and in the Series B Certificate of Designations) have been duly authorized by all required corporate and other actions. As described in the Memorandum, the Company may not have the ability to pay dividends on the Shares under certain circumstances. The Company has duly executed and delivered the Stock Purchase Agreements. The Stock Purchase Agreements constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and except that the enforceability of the indemnification provisions contained in the Stock Purchase Agreements may be subject to considerations of public policy.

     4.2. Stock.

          (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, par value $0.01 per share, and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share, issuable in one or more series, of which, after giving effect to the Series B Certificate of Designations, (w) 508,800 shares have been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), (x) 904,000 shares have been designated as Series B Preferred Stock, (y) 300,000 shares have been designated as Series One Junior Participating Preferred Stock and (z) 3,287,200 shares are Undesignated Preferred Stock. On the Closing Date and before giving effect to the exchange of any shares of Series A Preferred Stock into shares of Series B Preferred Stock: (A) 11,505,395 shares of the Company's Common Stock, par value $0.01 per share, will be issued and outstanding (plus any shares of Common Stock issued after February 13, 1997 pursuant to stock options in effect on such date), (B) 480,000 shares of Series A Preferred Stock will be issued and outstanding and (C) up to 280,000 Shares of the Series B Preferred Stock will be outstanding. The number of shares of Series A Preferred Stock will be reduced and the number of shares of Series B Preferred Stock will be increased on a one-for-one basis to the extent that shares of Series A Preferred Stock are exchanged for shares of Series B Preferred Stock in the Exchange Offer. All of such outstanding shares will be duly authorized, validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The Shares issued and delivered pursuant to this Stock Purchase Agreement will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The Conversion Shares have been reserved for issuance upon conversion of the Shares and, when issued in accordance with the terms of the Shares, will be duly authorized, validly issued, fully paid and non-assessable. None of the shares of the Company's capital stock outstanding at Closing (including, without limitation, the Shares issued under the Stock Purchase Agreements) (i) are subject to preemptive rights or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock. Neither the issuance, sale or delivery of the Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

          (b) The only shares of the Company's Common Stock reserved for issuance by the Company are as follows (before giving effect to the exchange of any shares of Series A Preferred Stock into shares of Series B Preferred Stock):
(i) 3,083,636 shares issuable upon conversion of the Series A Preferred Stock (including the Series A Preferred Stock issuable upon the exercise of warrants issued to the placement agents in connection with the offering of the Series A Preferred Stock), (ii) 2,105,862 shares issuable upon conversion of the Series B Preferred Stock (including the Series B Preferred Stock issuable upon the exercise of warrants issued to the Agent in connection with the offering of the Series B Preferred Stock), (iii) 2,030,964 shares issuable upon exercise of currently outstanding stock options pursuant to the Company's 1992 Stock Compensation Plan, its Non-Employee Director Stock Option Plan and director and consultant stock option agreements and (iv) 263,020 shares reserved for issuance pursuant to the 1992 Stock Compensation Plan, the Non-Employee Director Stock Option Plan and the Company's 1997 Stock Option Plan with respect to which no options are presently outstanding.

          (c) Except as referred to in Section 4.2(b) or in the Company's Amended and Restated Certificate of Incorporation, there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

          (d) The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Amended and Restated Certificate of Incorporation of the Company and the Certificate of Designations with respect to the Series A Preferred Stock (the "Series A Certificate of Designations"), a copy of each of which is attached hereto as Exhibit B and Exhibit C, respectively, and the Series B Certificate of Designations.

          (e) Except as contemplated by Section 8 hereof or as summarized on
Schedule II hereto, there are no outstanding registration rights with respect to any capital stock of the Company.

          (f) Except as provided in the Series A Certificate of Designations and the Series B Certificate of Designations, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          (g) The Company has no knowledge of any voting agreements, voting trusts, stockholders' agreements, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any capital stock of the Company.

          (h) There are no anti-dilution protections or other adjustment provisions in existence with respect to any capital stock of the Company or any capital stock referred to in Section 4.2(b) or 4.2(c) above, except with respect to the Shares and except as provided in the Amended and Restated Certificate of Incorporation of the Company, the Series A Certificate of Designations and for standard provisions in option agreements under the Company's plans for employees, directors, consultants and advisors and in the warrants and warrant agreements issued by the Company and described in (b) above.

          (i) All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

          (j) The Series B Certificate of Designations has been duly adopted by the Company and is fully effective. The Series B Certificate of Designations accurately describes all of the rights, priorities and terms of the Shares.

     4.3. Business.

     The Company is engaged in the business of developing and commercializing innovative biotechnology-based processes for the petroleum refining and production industries. The Company does not currently engage in, or have any intention of engaging in, any other business other than that which is described in the Memorandum.

     4.4. No Defaults or Conflicts.

          (a) The Company is not in violation or default in any material respect under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in violation of or default in any material respect under any law, rule, regulation, order, writ, injunction, judgment, decree, award or other action of any court or governmental authority or arbitrator(s). The Company is not in violation of its certificate of incorporation or bylaws.

          (b) The execution, delivery and performance by the Company of the Stock Purchase Agreements and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Series B Certificate of Designations and the adoption of the Series B Certificate of Designations) does not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of
(A) the certificate of incorporation or bylaws of the Company or (B) any law, rule, regulation or order of any federal, state, county, municipal or other governmental authority, or any judgment, writ, injunction, decree, award or other action of any court or governmental authority or arbitrator(s), or any agreement, indenture or other instrument applicable to the Company or any of its properties, except in the case of this clause (B) for such violations or conflicts that will not individually or in the aggregate have a Material Adverse Effect, (ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval) except for required securities law filings and board of director approvals, certain approvals of the holders of Series A Preferred Stock and certain registration rights modifications, which board of director and Series A Preferred Stockholder approvals and registration rights modifications have been obtained or (iv) cause anti-dilution clauses of any outstanding securities to become operative except with respect to the Series A Preferred Stock pursuant to the Series A Certificate of Designations or give rise to any preemptive rights. No provision referred to in the preceding clause
(i) materially adversely affects or reasonably may be expected to materially adversely affect the continued conduct of the Company's business as described in the Memorandum or the ability of the Company to perform its obligations under the Stock Purchase Agreements, the Series B Certificate of Designations or any of the transactions contemplated hereby or thereby.

     4.5. Disclosure Materials: Other Information.

          (a) The Company has previously furnished to the Purchaser the Confidential Offering Memorandum dated October 21, 1996 of the Company (Alex. Brown & Sons Incorporated as exclusive agent), as updated by the Confidential Offering Memorandum dated January 10, 1997, the Memorandum and the documents incorporated therein (the "Disclosure Material"). The audited and unaudited financial statements referred to or contained in the Disclosure Material fairly present the financial condition of the Company as of the respective dates thereof and the results of the operations of the Company for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to normal year-end adjustments.

          (b) Since December 31, 1995, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company that has not been described in the Disclosure Material. As of the Closing Date and as of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a balance sheet of the Company as of either such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in Section 4.5(a) above. Since December 31, 1995, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

          (c) The Company is not aware of any material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements (including the notes thereto) referred to in Section 4.5(a) above or otherwise disclosed in the Disclosure Material.

          (d) Nothing has come to the attention of the Company that would cause it to believe that any of the Disclosure Material contained or contains a false or misleading statement of a material fact or omits to state any material fact necessary in order to make the statements made in such material, in light of the circumstances under which they were made, not misleading.

          (e) There is no fact known to the Company which is not in the Disclosure Material and which materially and adversely affects, or would reasonably be expected to materially and adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

     4.6. Litigation.

          There is no action, suit, proceeding, investigation or claim pending against the Company or, to the knowledge of the Company, threatened against the Company in law, equity or otherwise before any federal, state, municipal or local court, administrative agency, commission, board, bureau, instrumentality or arbitrator which either (i) questions the validity of the Stock Purchase Agreements, the Series B Certificate of Designations, the Shares or the Conversion Shares or any action taken or to be taken pursuant hereto or thereto, or (ii) might adversely affect the right, title or interest of any Purchaser to the Shares or the Conversion Shares or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects. There is no action or suit by the Company pending or threatened against others.

     4.7. Taxes.

          The Company has filed all federal, state, local and other tax returns and reports (except for foreign returns and reports the failure to file which will not result in any material liability to the Company), and any other material returns and reports with any governmental authorities (federal, state or local), required to be filed by it. The Company has paid or caused to be paid all taxes (including interest and penalties) that are due and payable, except those which are being contested by it in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books in accordance with generally accepted accounting principles consistently applied. The Company does not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with generally accepted accounting principles consistently applied. Federal and state income tax returns for the Company have not been audited by the Internal Revenue Service or state authorities. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, local or other tax returns is pending or, to the best of the Company's knowledge, threatened.
There is no tax lien, whether imposed by any federal, state, local or other tax authority outstanding against the assets, properties or business of the Company. There are no applicable taxes, fees or other governmental charges payable by the Company in connection with the execution and delivery of the Stock Purchase Agreements or the issuance by the Company of the Shares or the Conversion Shares, except for governmental fees paid in connection with securities law filings.

     4.8. Employees; ERISA.

          The Company has good relationships with its employees and has not had and does not expect to have any substantial labor problems. The Company does not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to proprietary business information of the Company has executed a confidentiality and non-disclosure agreement and such agreements are in full force and effect. Other than the Company's Simplified Employee Pension Plan adopted in April 1992, the Company has not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA), including, without limitation, any "multi-employer plan". The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA.

     4.9. Legal Compliance.

          (a) The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to comply would not materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. The Company has all necessary permits, licenses and other authorizations required to conduct its business as currently conducted, and as proposed to be conducted, in all material respects.

          (b) There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company.

          (c) There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business as now being conducted and as proposed to be conducted.

     4.10.  Permits, Licenses and Approvals.

            The Company owns or possesses and holds free from restrictions or conflicts with the rights of others all franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise), and all rights and privileges with respect to the foregoing, as are necessary for the conduct of its business as now being conducted, and as proposed to be conducted, except where the failure to own or possess and hold such franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise) would not have a Material Adverse Effect, and none is in default in any material respects under any of such franchises, licenses, permits, consents, approvals or other authority.

     4.11.  Patents, Trademarks and Other Rights.

            The Company has sufficient trademarks, trade names, service marks, patent rights, copyrights, manufacturing processes, formulae, applications, trade secrets, know how, licenses, approvals and governmental authorizations (or rights thereto) (collectively, the "Intellectual

Property") to conduct its business as now conducted and the Company believes that it will be able to obtain such Intellectual Property as will be necessary to conduct its business as proposed to be conducted except in either case where the absence of such Intellectual Property would not have a Material Adverse Effect. No claim is pending or, to the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all proprietary technology developed by or belonging to the Company and material to its business which has not been patented has been kept confidential by the Company, its employees and agents. The Company has no knowledge of any infringement by it of any Intellectual Property or other similar rights of others, and there is no claim being made or, to the Company's knowledge, threatened against the Company regarding infringement by the Company on such Intellectual Property of others which could reasonably be expected to have a Material Adverse Effect and, to the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened).

     4.12.  Status Under Certain Statutes.

          The Company is not: (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended .

     4.13.  Title to Properties; Leasehold Interests.

          The Company has good and marketable title to each of the properties and assets owned by it. The Company does not own any real property. Certain real property used by the Company in the conduct of its business is held under lease, and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. None of the properties owned or leased by the Company is subject to any Liens which could reasonably be expected to materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. Each lease or agreement to which the Company is a party under which it is the lessee of any property, real or personal, is a valid and subsisting agreement without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any party thereto, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against it adverse to its rights in such leasehold interests.

     4.14.  Environmental Compliance.

            (a) There is no Hazardous Material about or in, any property, real or personal, in which the Company has any interest, in violation of law in a manner which could reasonably be expected to materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

            (b) There is no (and has not been any) off-site disposal or on-site disposal at any locations currently or formerly owned or occupied by the Company as a result of which disposal there would exist a reasonably foreseeable risk that the Company would incur a material liability or obligation under federal, state or local environmental or other laws, regulations or ordinances.

            (c) Neither the Company nor, to the best of the knowledge of the Company, any prior or present owner, operator, tenant, subtenant or invitee of any of the real property (including improvements) currently or formerly owned or occupied by the Company has (i) used, installed, stored, spilled, released, transported, disposed of or discharged any Hazardous Material upon, into, beneath, from or affecting such real property (including improvements) in violation of law in a manner which could reasonably be expected to materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, or (ii) received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any Person (not previously satisfactorily resolved) with respect to the presence of Hazardous Material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

            (d) There has been no intentional or unintentional, gradual or sudden, release, disposal or discharge upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company by the Company or, to the best of the knowledge of the Company, by any prior owner, operator, tenant, subtenant or invitee with respect thereto, that has caused or is causing soil or ground water contamination which under applicable environmental laws, regulations or ordinances could require investigation or remediation or could otherwise create a material liability or obligation on the part of the Company.

     4.15.  Disaster.

            Neither the business nor the properties of the Company is currently affected (or has been affected at any time since December 31, 1995) by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), of a kind which (individually or in the aggregate) has materially adversely affected, or could reasonably be expected to materially adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

     4.16.  No Burdensome Agreements; Transactions with Affiliates.

            Except as disclosed in the Disclosure Material, the Company is not a party to, or bound by (nor is any of its properties affected by), any commitment, contract or agreement, any term of which materially adversely affects, or which the Company expects in the future to materially adversely affect, the assets, properties, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. Except as disclosed in the Disclosure Material, the Company is not a party to any contract or agreement with any Affiliate of the Company. The terms of any contracts or agreements between the Company and any of its Affiliates are no less favorable to the Company than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

     4.17.  Other Names.

            The business previously or presently conducted by the Company has not been conducted under any corporate, trade or fictitious name other than "Energy BioSystems Corporation" and "Environmental BioScience Corporation", which was the name of the Company until it was so changed in March 1992.

     4.18.  Offering of the Shares.

            Neither the Company nor, to the knowledge of the Company, any person authorized or employed by the Company as agent, broker, dealer or otherwise acting on its behalf, directly or indirectly, (i) offered any of the Shares or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person which the Company did not reasonably believe was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act, which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws, except for filings, notices or reports pursuant to state securities laws which have already been made or which are contemplated in connection with the offering and sale of the Shares.

     4.19.  No Foreign Assets Control Regulation Violation.

            The transactions contemplated by this Agreement will not result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or other Presidential Executive Order granting authority therefor, and the proceeds of the sale of the Shares will not be used by the Company in a manner which would violate any such regulations.

     4.20.  Indebtedness.

            Schedule II hereto sets forth (i) the amount of all Indebtedness of the Company outstanding on the Closing Date (excluding Indebtedness in individual amounts of less than $35,000, but not exceeding an aggregate excluded amount of $75,000), (ii) any Lien with respect to such Indebtedness and (iii) a brief description of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchaser a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No default exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto.

     4.21.  Proprietary Information of Third Parties.

            No third party has claimed or, to the best of the Company's knowledge, has reason to claim that any person now or previously employed or engaged as a consultant by the Company has (a) violated or, to the Company's knowledge, may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or, to the best of the Company's knowledge, may be disclosing or utilized or, to the best of the Company's knowledge, may be utilizing any trade secret or proprietary information of documentation of such third party or violated any confidential relationship which such person may have had with such third party in connection with the business of the Company or
(c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which reasonably suggests that such a claim might be contemplated. To the best of the Company's knowledge, none of the execution or delivery of the Stock Purchase Agreements, or the carrying on the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such individual is obligated.

     4.22 Insurance.

          The Company holds valid policies covering insurance in the amounts and type that the Company reasonably believes is appropriate and customary for companies in the same or similar businesses to that of the Company or otherwise required to be maintained by it.

     4.23 Material Contracts and Agreements.

          With respect to all material contracts, agreements, indentures or instruments not otherwise specifically referred to herein, the Company and, to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default, in any material respect, (with due notice or lapse of time or both) under any material contract, agreement, indenture or other instrument now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such material contract, agreement, indenture or other instrument and the Company has no knowledge of any breach and has received no written notice of any anticipated breach by the other party to any material contract or commitment which the Company is a party.

     4.24.  Governmental Approvals.

            Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 5 hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Stock Purchase Agreement, the issuance, sale and delivery of the Shares to the Purchaser or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than filings pursuant to federal and state securities laws (all of which filings have been or, with respect to those filings which may be duly made after the Closing will be, made by or on behalf of the Company) in connection with the sale of the Shares.

     4.25.  Brokers.

            Except with respect to Alex. Brown & Sons Incorporated, which acted as the exclusive agent on behalf of the Company, the Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     4.26.  Disclosure.

            The Disclosure Material, as of its date, does not contain an untrue statement of a material fact or omit a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All of the statements contained in this Stock Purchase Agreement, including any Schedule or Exhibit hereto, and contained in any document, certificate or other items prepared or supplied by the Company directly to the Purchaser with respect to the transactions contemplated hereby are accurate in all material respects. There is no fact which the Company has not disclosed to the Purchaser in writing and of which the Company is aware which materially and adversely affects or could reasonably be expected to materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

SECTION 5.  REPRESENTATIONS OF THE PURCHASER

     The Purchaser hereby makes the representations and warranties to the Company contained in this Section 5.

            (a) The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all required corporate, partnership or other actions on the part of the Purchaser. The Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

            (b) The Purchaser hereby represents to the Company that it has substantial knowledge, skill and experience in making investment decisions of this type, it is capable of evaluating the risk of its investment in the Shares being purchased by it and is able to bear the economic risk of such investment, including the risk of losing the entire investment, that (except as the Purchaser has otherwise advised the Company and the Purchaser's counsel in writing) it is purchasing the Shares to be purchased by it for its own account, and that the Shares are being purchased by it for investment and not with a present view to any distribution thereof in violation of applicable securities laws. It is understood that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Shares, it is understood that it may do so only in compliance with the Securities Act, applicable state securities laws and this Agreement. The Purchaser represents that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (c) The Purchaser has received and reviewed the Disclosure Material and it has had an opportunity to fully discuss the Company's business, management and financial affairs with the Company's management.

          (d) The Purchaser understands that (i) the Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or Section 3(b) thereof or Rule 506 promulgated under the Securities Act, (ii) the Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (iii) the Shares and the Conversion Shares will bear a legend to such effect.

          (e) The Purchaser represents that at no time was the Purchaser presented with or solicited by or through any leaflet (other than the Memorandum), public promotional meeting, advertisement or any other form of general or public advertising or solicitation. In addition, the Purchaser acknowledges that there has never been any representation, guaranty or warranty made by the Company or any agent or representative of the Company as to the amount of or type of consideration or profit, if any, to be realized as a result of any investment by the Purchaser in the Preferred Stock.

          (f) If the Purchaser is a resident of the State of Florida, he understands that he has the privilege of voiding the purchase within three (3) days after the first tender of consideration is made by such Purchaser to the Company or an agent of the Company.

          (g) If the Purchaser is a resident of the Commonwealth of Pennsylvania, he will not sell his Shares within 12 months from the date of purchase unless the Shares are registered under the Pennsylvania Securities Act of 1972 or the Securities Act.

SECTION 6.  RESTRICTIONS ON TRANSFER

          (a) The Purchaser agrees that it will not sell or otherwise dispose of any Shares or Conversion Shares unless (i) such Shares or Conversion Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or (ii) such Shares or Conversion Shares are sold in accordance with the applicable requirements and limitations of Rule 144 or Rule 144A, or (iii) the Company has been furnished with an opinion or opinions from counsel to the Purchaser (which counsel and which opinion(s) shall be reasonably satisfactory to the Company and which counsel may be inside counsel to the Purchaser) to the effect that registration under the Securities Act is not required for the transfer as proposed (which opinion may be conditioned upon the transferee assuming the obligations of a holder of Shares or Conversion Shares under this Section) or (iv) the Company has been furnished with a letter from the Division of Corporate Finance of the Commission to the effect that such Division would not recommend any action to the Commission if such proposed transfer were effected without a registration statement effective under the Securities Act. The Company agrees that within five (5) Business Days after receipt of any opinion referred to in (iii) above, it will notify the holder supplying such opinion whether such opinion is satisfactory to the Company.

          (b) The Company may endorse on all certificates evidencing Shares or Conversion Shares a legend stating or referring to the transfer restrictions contained in paragraph (a) above; provided, that no such legend shall be endorsed on any certificates which, when issued, are no longer subject to the restrictions of this Section 6; provided, further, that if a transfer is made pursuant to clause (i), (ii) (other than pursuant to Rule 144A) or (iv) of paragraph (a) of this Section 6, or if an opinion of counsel provided pursuant to clause (iii) of paragraph (a) concludes that the legend is no longer necessary, the Company will deliver upon transfer, certificates without such legends.

SECTION 7.  COVENANTS OF THE COMPANY

     The Company covenants and agrees, so long as (i) any Shares are outstanding or (ii) there are any Eligible Holders, whichever is longer (unless such other period is expressly provided in any subsections of this Section 7, in which case such specific period will govern) as follows:

     7.1. Use of Proceeds.

          The Company will use the proceeds from the sale of the Shares for purposes described in the section of the Memorandum entitled "Use of Proceeds." No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company or any Subsidiary includes any such "margin stock", and neither the Company nor any Subsidiary has any present intention of acquiring any such "margin stock."

     7.2. Financial Information.

          (a) The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles consistently applied. The Company will deliver the following to each Eligible Holder during the period through the Rights Expiration Date for such Eligible Holder (and, in the case of paragraph (v) below, each other holder of Shares and/or Conversion Shares):

          (i) as soon as practicable but not later than ten (10) Business Days after their issuance, and in any event within ninety (90) days after the close of each fiscal year of the Company, (A) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (B) consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified by an independent public accounting firm of recognized national standing selected by the Company, and such statements shall be accompanied by management analyses of any material differences between the results for such fiscal year and the corresponding figures for the preceding fiscal year and between the budgeted figures (as supplied pursuant to paragraph (ii) below) and the results for such year and a narrative discussion of the Company's liquidity and capital resources as of the end of such year materially conforming to the disclosure requirements contained in Item 303 of Regulation S-K under the Securities Act. The Company's Annual Report on Form 10-K filed, or to be filed, with the Commission will satisfy the requirements of this paragraph, except for the requirement of the management analyses regarding the comparison of the Company's results for such fiscal year to the budgeted figures (as supplied pursuant to paragraph (ii) below);

          (ii) as soon as reasonably practicable, and in any event within thirty
(30) days after the close of the preceding fiscal year of the Company, a budget for the current fiscal year (or the upcoming fiscal year, as the case may be) prepared on a quarterly basis regarding the Company's operations and capital expenditures on a consolidated basis, together with an analysis of such budget prepared in reasonable detail by the Vice President of Finance or the President of the Company; and (A) any operating budget of the Company otherwise prepared and submitted to the Board and (B) any revisions or amendments made by the Company (and submitted to its Board) to any budget delivered under this paragraph (ii);

         (iii) as soon as reasonably practicable, and in any event within forty-five (45) days after the close of each of the first three (3) fiscal quarters of the Company, (A) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (B) consolidated statements of operations and cash flows of the Company and its Subsidiaries for the quarter just ended and for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, certified by the Vice President of Finance or the President of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments) and the comparable figures included in the budget for such quarter (as delivered or modified pursuant to paragraph (ii) above), together with management analyses of any material differences between such results and the corresponding figures for such prior period and between such results for such quarter and such budgeted figures. The Company's Quarterly Report on Form 10-Q filed, or to be filed, with the Commission will satisfy the requirements of this paragraph, except for the requirement of the management analyses regarding the comparison of the Company's results for such quarter to the budgeted figures;

          (iv) as soon as reasonably practicable, copies of summary financial information prepared on a quarterly basis regarding the Company on a consolidated basis as presented to the Board and any other summary financial information otherwise prepared and provided to the Board;

           (v) as soon as reasonably practicable, copies of (A) all financial statements, proxy material or reports sent by the Company to the Company's or any Subsidiary's stockholders, (B) any public announcements or press releases issued by the Company and (C) all reports or registration statements (excluding registration statements on Form S-8) filed by the Company with the Commission pursuant to the Securities Act or the Securities Exchange Act;

          (vi) as soon as reasonably practicable and without duplication of any of the above items, all materials furnished, from time to time, to the Board of Directors of the Company (including without limitation all communications and information furnished to the Board of Directors), and copies of minutes of meetings of the Boards of Directors of the Company;

         (vii) as soon as reasonably practicable and without duplication of any of the above items, any other materials furnished to holders of the Company's capital stock or any material information furnished to holders of the Company's indebtedness, including without limitation any compliance certificates furnished in respect of such indebtedness; and

        (viii) as soon as reasonably practicable, such other material information as may reasonably be requested by a holder of Shares (unless reasonably objected to by the Company), regarding the assets, properties, liabilities, business, affairs, results of operations, conditions (financial or otherwise) or prospects of the Company or any Subsidiary.

All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (except for any change in accounting principles specified in the accompanying certificate and except that any interim financial statements may omit notes and may be subject to normal year-end adjustments).

           (b) Without limiting the foregoing provisions of this Section 7.2, the Company agrees that, if requested in writing by any Eligible Holder, it will not deliver to such Eligible Holder (until otherwise instructed by such Eligible Holder) (x) any non-public information or non-public materials regarding the Company or any Subsidiary (whether described in this Section 7.2 or otherwise) and (y) any information (whether or not included in clause (x)) which such holder specifies that it does not want to receive. The Company shall comply with any such request with respect to each such Eligible Holder and any subsequent holders of Shares or Conversion Shares acquired directly or indirectly (through one or more transfers) from such Eligible Holder, until instructed otherwise in writing by the then holder of such Shares or Conversion Shares.

     7.3. Tax Matters.

          Unless otherwise required by the Code or applicable state or local law, the Company agrees that it will not report the accrual of a dividend under
Section 305 of the Code with respect to any redemption premium with which the Series B Preferred Stock may have been issued, whether on Form 1099 or any other form, to the Internal Revenue Service or any state or local taxing authority.

     7.4. Inspection.

          At the request of an Eligible Holder, and without out of pocket expenses to the Company, the Company will permit such Eligible Holder and any authorized representative of such holder, subject to (if requested by the Company) execution by such Eligible Holder of a reasonable confidentiality agreement, to visit and inspect any of the properties of the Company and its Subsidiaries, and to discuss with their officers the business, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary, at mutually acceptable times.

     7.5. Maintenance of Existence; Properties and Franchises; Compliance with Law; Taxes; Insurance.

          The Company will, and will cause each Subsidiary to:

          (a) maintain their respective corporate existences, rights and other franchises in full force and effect, except as may be affected by a transaction permitted by Section 7.11; provided, that the Company may terminate the corporate existence of any Subsidiary, or permit the termination or abandonment of rights or other franchises, if in the opinion of the Company it is no longer in the Company's best interests to maintain such existence, rights or other franchises and such termination or abandonment will not be prejudicial in any material respect to the holders of the Shares;

          (b) maintain their respective tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of their respective businesses;

          (c) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to comply will not have a Material Adverse Effect on a consolidated basis;

          (d) pay promptly when due all taxes, fees, assessments and other government charges imposed upon their respective properties, assets or income and all claims or indebtedness (including, without limitation, materialmen's, vendor's, workmen's and like claims) which might become a lien upon such properties or assets; provided, that payment of any such tax, fee, assessment, charge, claim or indebtedness shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment will not have a Material Adverse Effect on a consolidated basis; and

          (e) keep adequately insured, by financially sound and reputable insurers of nationally recognized stature, all their respective properties of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or co-insurance as is customary.

     7.6. Office for Payment, Exchange and Registration; Location of Office; Notice of Change of Name or Office.

          (a) So long as any of the Shares is outstanding, the Company will maintain an office or agency where Shares may be presented for payment, exchange, conversion or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company's transfer agent and shall be the following: KeyCorp Shareholder Services, Inc., 700 Louisiana, Suite 2620, Houston, Texas 77002.

          (b) The Company shall give each holder of Shares at least twenty (20) days' prior written notice of any change in (i) the name of the Company as then in effect or (ii) the location of the office of the Company required to be maintained under this Section 7.6.

     7.7. Environmental Matters.

          (a) The Company and each Subsidiary shall keep any property either owned or occupied by the Company or any Subsidiary free and clear of any material Liens imposed for failure to comply with any environmental laws, regulations or ordinances (each, an "Environmental Lien"), and the Company and each Subsidiary, as the case may be, shall keep all such property in material compliance with all environmental laws, regulations and ordinances; provided, however, that the Company or any Subsidiary shall have the right at its cost and expense, and acting in good faith, to contest, object or appeal by appropriate legal proceeding the validity of any Environmental Lien. The contest, objection or appeal with respect to the validity of an Environmental Lien shall suspend the Company's obligation to eliminate such Environmental Lien under this paragraph pending a final determination by appropriate administrative or judicial authority of the legality, enforceability or status of such Environmental Lien, provided that the following conditions are satisfied: (i) contemporaneously with the commencement of such proceedings, the Company shall give written notice thereof to each holder of Shares or Conversion Shares; and
(ii) if under applicable law any real property or improvements thereon are subject to sale or forfeiture for failure to satisfy the Environmental Lien prior to a final determination of the legal proceedings, the Company or such Subsidiary must successfully move to stay such sale, forfeiture or foreclosure pending final determination of the Company's (or Subsidiary's) action; and (iii) the Company or such Subsidiary must, if requested, furnish to the holders of Shares or Conversion Shares a good and sufficient bond, surety, letter of credit or other security satisfactory to such holders equal to the amount (including any interest and penalty) secured by the Environmental Lien.

          (b) The Company will defend, indemnify and hold harmless each current, former and future holder of Shares or Conversion Shares, its employees, officers, directors, stockholders, partners, agents, representatives and assigns, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, joint or several, and any costs, disbursements and expenses (including attorneys' fees and expenses and costs of investigation) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, removal, discharge, storage or transportation of any Hazardous Material upon, into, from or affecting any real property (including improvements) owned or occupied (or formerly owned or occupied) by the Company or any Subsidiary; and (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) owned or occupied (or formerly owned or occupied) by the Company or any Subsidiary; and (iii) any violation of any environmental law, regulation or ordinance by the Company or any Subsidiary or any of their agents, tenants, subtenants or invitees; and (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company or any Subsidiary, provided, however, that in no case shall such persons be entitled to indemnification under this Section 7.7(b) for a decrease in the value of the Shares or the Conversion Shares resulting from or in any way related to items
(i) though (iv) herein, but that the preceding clause shall in no way limit any indemnification that a Purchaser may otherwise be entitled to under any other provisions of this Stock Purchase Agreement. This Section 7.7(b) shall survive any payment, conversion or transfer of Shares and any termination of this Agreement.

     7.8. No Change in Business.

          Neither the Company nor any of its Subsidiaries will engage in any business other than business of the general nature described in the Memorandum.

     7.9. Restrictive Agreements Prohibited.

          Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement.

     7.10.  Restricted Payments.

          Neither the Company nor any Subsidiary will declare or make or permit to be declared or made any Restricted Payment.

     7.11.  Consolidation, Merger and Sale.

          Without the consent of the Majority Shareholders, neither the Company nor any Subsidiary will do any of the following (or agree to do any of the following) pursuant to a transaction approved by the Board of Directors of the
Company: (a) wind up, liquidate or dissolve its affairs; (b) sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person; (c) consolidate with, merge into or enter into a share exchange with any other Person;

or (d) permit any other Person (other than a wholly-owned Subsidiary on the date hereof) to merge into or sell, lease or transfer all or substantially all of its property, assets or capital stock to the Company or any Subsidiary, unless:

          (i) in the case of actions under clause (a) or (b) above, a wholly-owned Subsidiary is wound-up, dissolved and liquidated into another wholly-owned Subsidiary or into the Company or a wholly-owned Subsidiary sells, leases, transfers or otherwise disposes of all or substantially all of its assets to another wholly-owned Subsidiary or to the Company; or

         (ii) in the case of actions under clause (c) or (d) above, each of the following conditions is satisfied:

          (A) if such action involves the Company and if such surviving Person is a corporation other than the Company, all liabilities and obligations of the Company under the Stock Purchase Agreements shall remain in effect and shall have been expressly assumed by such surviving Person (pursuant to a document in form and substance reasonably satisfactory to the Majority Shareholders and their counsel) as if such surviving Person were the "Company" hereunder and thereunder; and

          (B) either (x) the Common Stock of such transferee Person into which the Series B Preferred Stock will thereafter be convertible (or American Depositary Receipts with respect thereto) is listed on a national securities exchange in the United States or traded on The Nasdaq Stock Market, or (y) all of the Series B Preferred Stock is concurrently redeemed for cash in accordance with Section 5 of the Series B Certificate of Designations.

     7.12.  Transactions with Affiliates.

            The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or of any Subsidiary, other than a wholly-owned Subsidiary of the Company, unless such transaction or agreement (a) is approved by disinterested members of the Board of Directors of the Company, and (b) is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that this Section 7.12 shall not limit, or be applicable to, (i) employment arrangements with any individual who is an employee of the Company or any Subsidiary if such arrangements are approved by the Board; and (ii) the payment of reasonable and customary regular fees to directors who are not employees of the Company.

     7.13.  Observer Rights.

            Each of the Eligible Holders shall have the right, during the period through the Rights Expiration Date for such Eligible Holder, and (if requested by the Company) subject to execution by such observer of a reasonable confidentiality agreement, to send one (1) representative to meetings of the Company's and each Subsidiary's Board of Directors (and the executive committee if the executive committee has more than five members) of such Boards, such representatives to act as observers without a vote or other rights as a director (except the right to receive sufficient notice to enable such attendance and the right to receive all other communications, information and materials furnished, from time to time, to directors of the Company and each Subsidiary). Any representative acting under this Section 7.13 shall be chosen from the list of Persons provided to the Company concurrently with execution of this Agreement (or another individual selected by such holders and reasonably acceptable to the Company).

     7.14.  No Dilution or Impairment; No Changes in Capital Stock.

            The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Stock Purchase Agreements or the Series B Certificate of Designations. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holders of Shares (as such rights are set forth in the Stock Purchase Agreements and the Series B Certificate of Designations) against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value or the determined or stated value of any shares of the Company's Common Stock receivable upon the conversion of the Shares to exceed the amount payable therefor upon such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of the Company's Common Stock free from all taxes, Liens and charges with respect to the issue thereof, upon the conversion of the Shares from time to time outstanding, (c) will not take any action which results in any adjustment of the Conversion Price under the Series B Certificate of Designations if the total number of shares of the Company's Common Stock (or other securities) issuable after the action upon the conversion of all of the then outstanding Shares would exceed the total number of shares of the Company's Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such conversion,
(d) will not have any authorized Common Stock other than its existing authorized Common Stock, (e) will not amend its certificate of incorporation to change any terms of its Common Stock, (f) will not amend its certificate of incorporation in any manner to alter or change the powers, privileges or preferences of the holders of the Series B Preferred Stock (including without limitation changing the Series B

Certificate of Designations after any Shares have been called for redemption),
(g) will not create or authorize the creation of any additional class or series of shares of capital stock unless the same ranks junior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, or increase the authorized amount of the Series B Preferred Stock, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any obligation or security convertible into shares of Series B Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise and (h) after the date hereof, will not create or establish (or make any grants or awards under) any phantom stock, stock appreciation rights or other equity equivalent plan for employees, officers, directors, agents or consultants of the Company (unless such plans in the aggregate relate to the equivalent of less than 5% of the Common Stock of the Company) whereby the Company or any Subsidiary agrees to pay any Person a percentage of, or an amount otherwise determined by reference to, the earnings of the Company or any Subsidiary, the value of their stock or the proceeds from a sale of their stock or upon their liquidation.

     7.15.  Reservation of Shares.

            There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the conversion rights of the Shares provided in the Series B Certificate of Designations. If at any time the number of authorized but unissued shares of Common Stock of the Company shall not be sufficient to effect the conversion of the Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of the Common Stock upon conversion of the Shares.

     7.16.  Listing of Shares.

            If any shares of the Company's Common Stock or Series B Preferred Stock are listed on any national securities exchange (or on The Nasdaq Stock Market or comparable system), then the Company will take such action as may be necessary, from time to time, to list the Conversion

Shares or the Shares, as the case may be, on such exchange (or system as the case may be). The Company shall have no obligation to list the Shares if the Series B Preferred Stock is not so listed.

     7.17.  Securities Exchange Act Registration.

            (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) under Section 12(b) or
Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Company's Common Stock, and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

            (b) The Company will, upon the request of any holder of Shares or Conversion Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted (i) to sell Conversion Shares pursuant to the provisions of Rule 144 and (ii) after the Company has filed a registration statement with respect to Series B Preferred Stock under Section 6 of the Securities Act or Section 12(b) or 12(g) of the Securities Exchange Act, to sell Shares pursuant to the provisions of Rule 144.

     7.18.  Maintenance of Public Market.

            Except as contemplated by Section 7.11, the Company will not (i) proceed with a program of acquisition of its own Common Stock or of Series B Preferred Stock (other than by redemption in accordance with the Series B Certificate of Designations), (ii) initiate a corporate reorganization or recapitalization or undertake a consolidation or merger or (iii) authorize, consent to or take any action without the consent of the Eligible Holders, which would have the effect of:

               (a) removing the Company from registration with the Commission under the Securities Exchange Act with respect to the Company's Common Stock,

               (b) requiring the Company to make a filing under Section 13(e) of the Securities Exchange Act,

          (c) reducing substantially or eliminating the public market for shares of Common Stock of the Company,

          (d) if any shares of the Company's Common Stock or Series B Preferred Stock are at any time listed on The Nasdaq Stock Market, causing a delisting of the Company's Common Stock or Series B Preferred Stock, as the case may be, from such systems (unless such stock is delisted as a result of being listed on a national securities exchange), or

          (e) if any shares of the Company's Common Stock or Series B Preferred Stock are at any time listed on a national securities exchange, causing a delisting of such stock from such exchange.

     7.19.  Private Placement Status.

            Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares or the Conversion Shares within the provisions of
Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law (other than in accordance with a registration and qualification of Conversion Shares pursuant to Section 7.17 hereof), except for filings, notices or reports pursuant to state securities laws which have already been made or which are contemplated in connection with the offering and sale of the Shares.

     7.20.  Delivery of Information.

            If a holder of Shares or Conversion Shares proposes to transfer any such Shares or Conversion Shares pursuant to Rule 144A, the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any information concerning the Company and its Subsidiaries which is required to be delivered to any transferee of such Shares or Conversion Shares pursuant to such Rule 144A.

     7.21.  Notices.

            The Company will give to all holders of Shares or Conversion Shares copies of all notices given by the Company to holders of its Common Stock concurrently with the giving of such notices to such holders of Common Stock.

     7.22 No Dividends in Common Stock Unless Registered.

          The Company will not declare and cause to be paid dividends on the Shares in shares of Common Stock until a registration statement covering the resale of such Common Stock has been filed with the Commission and has been declared effective thereby.

SECTION 8.  REGISTRATION RIGHTS

     8.1. Registration of the Shares.

          (a) The holders of at least an aggregate of 100,000 Shares may request the Company to register under the Securities Act the resale of all or any portion of such Shares, but in no event less than 60,000 Shares, held by such requesting holder or holders for sale in the manner specified in such notice.

          (b) Following receipt of any notice under this Section 8.1, the Company shall immediately notify all holders of the Shares from whom notice has not been received and shall commit to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of Shares specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). All such holders who submit requests to the Company pursuant to this Section 8.1 shall be referred to individually as a "Requesting Holder" and collectively as "Requesting Holders." If the Requesting Holders may elect to have the Shares sold to one or more persons participating as underwriters ("Underwriters") for an offering of Shares to the public (an offering of any shares of capital stock of the Company by means of Underwriters to the public shall be referred to as an "Underwritten Offering"), the holders of a majority of the Shares to be sold in such offering may designate the managing Underwriter of such offering, subject to approval of the Company, which approval will not be unreasonably withheld or delayed. The Company shall be obligated to register the Shares pursuant to this Section 8.1 on two occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering at least 60% of the total Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Requesting Holders, shall have become effective and, if such method of disposition is an Underwritten Offering, all such shares shall have been sold pursuant thereto.

          (c) Except for registration statements on Form S-4, S-8 or any successor thereto and except as required under the registration rights agreements referred to in Schedule II hereto, the Company will not file with the Commission without the approval of the Requesting Holders any other new registration statements with respect to its capital stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from Requesting Holders pursuant to this Section 8.1 until the earlier of (i) six (6) months from the date of receipt of such notice and (ii) the completion of the period of distribution of the registration contemplated thereby. The registration statement, together with all amendments and supplements, including post-effective amendments, in each case including the prospectus contained therein (including the preliminary prospectus and all amendments and supplements to the prospectus, including post-effective amendments) (collectively, the "Prospectus"), all exhibits thereto or to the Prospectus and all material incorporated by reference therein or to the Prospectus, is referred to as the "Registration Statement".

          (d) If and whenever the Company is required by the provisions of this
Section 8.1 to effect the registration of any Shares under the Securities Act, the Company will, as expeditiously as possible:

               (i) prepare and file with the Commission, no later than 60 days after the receipt of the first notice from the Requesting Holders, a Registration Statement on Form S-2 (or other appropriate form) with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period of distribution contemplated thereby (determined as hereinafter provided);

              (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period contemplated in (i) above and comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period;

             (iii) register or qualify the Shares, by the time the Registration Statement is declared effective by the Commission, under all applicable state securities or "Blue Sky" laws of such jurisdictions as each Underwriter, if any, or the Requesting Holders shall request in writing, provided that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

              (iv) keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective;

               (v) upon request by the Requesting Holders, do any and all other acts and things which may be reasonably necessary to enable such Underwriter, if any, and the Requesting Holders to consummate the disposition of the Shares in each such jurisdiction;

              (vi) notify the Requesting Holders when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective;

             (vii) in connection with an Underwritten Offering, if any, notify the Requesting Holders if, between the effective date of the Registration Statement and the closing of any sale of Shares, the representations and warranties of the Company contained in the underwriting agreement relating to any Underwritten Offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose;

            (viii) furnish or cause to be furnished forthwith to the Requesting Holders, a "cold comfort" letter of the Company's independent accountants, as of the effective date of the Registration Statement, as to such matters as customarily are covered in accountant's letters delivered to underwriters in underwritten public offerings of securities;

              (ix) furnish or cause to be furnished forthwith to the Requesting Holders, an opinion of counsel to the Company, as of the effective date of the Registration Statement, in the form customarily provided by issuer's counsel in underwritten public offerings of securities;

               (x) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus as the Requesting Holders from time to time may reasonably request during the period of distribution of the Shares;

              (xi) provide a transfer agent and registrar for all of the Shares; and

             (xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission with respect to the disposition of the Shares covered by such Registration Statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (e) For purposes of this Section 8.1, the period of distribution of the Shares in an Underwritten Offering shall be deemed to extend until each Underwriter has completed the distribution of all securities purchased by it (but no later than 180 days), and the period of distribution of the Shares in any other registration shall be deemed to extend until the earlier of the sale of all Shares covered thereby and 180 days after the effective date thereof.

          (f) In connection with each registration under this Section 8.1, and as a condition to the inclusion of their shares therein, the Requesting Holders will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          (g) As soon as the Company is eligible to register the Shares on Form S-3 (or any successor form thereto under the Securities Act), the Company will, as expeditiously as possible but in any event no later than 60 days after the Company is eligible to register the Shares on Form S-3, undertake to amend the "shelf" Registration Statement on Form S-3 referred to in Section 8.2 to include any Shares outstanding or to file and to use its reasonable best efforts to have declared effective a separate registration statement registering the resale of the Shares. Any Shares so registered pursuant to the Company's "shelf" Registration Statement on Form S-3 or such other registration statement shall be thereinafter included within the definition of "Registered Securities".

          (h) Subject to Section 8.3 below, the Company agrees to supplement or amend the Registration Statement, if required by the Securities Act.

     8.2  Shelf Registration of the Registered Securities.

     The Company agrees to use its reasonable best efforts to file with the Commission a "shelf" Registration Statement on Form S-3 (or other appropriate form under the Securities Act), providing for the resale of all of the Registered Securities, within sixty (60) days after the Closing Date. The Company will use its reasonable best efforts to have the Registration Statement declared effective by the Commission as soon as practicable after the filing thereof. Subject to Section 8.3 hereof, the Company will use its reasonable best efforts to keep the Registration Statement continuously effective until the earlier of:

          (A) the date upon which all of the outstanding Registered Securities have been sold pursuant to the Registration Statement or are no longer outstanding, or

          (B) such date as the Company and each of the Eligible Holders shall be satisfied that Rule 144(k) of the regulations under the Securities Act is available for the resale of the Registered Securities held by them, or, in the case of Eligible Holders for whom Rule 144(k) is unavailable, such Eligible Holders have consented in writing to permit the Company to discontinue the effectiveness of the Registration Statement.

Subject to Section 8.3 below, the Company agrees to supplement or amend the Registration Statement, if required by the Securities Act.

     8.3. Interference with Registration.

          (a) For purposes of this Section 8.3, any Registration Statement pursuant to either Section 8.1 or 8.2 hereof shall collectively be referred to as the "Registration Statements." If, after the Registration Statements have been declared effective, a stop order, injunction or other order or requirement of the Commission or any other governmental agency or court is issued which suspends the effectiveness of a Registration Statement, (i) upon receipt of notice from the Company, the Requesting Holders or Purchaser (as applicable) will discontinue any disposition of Shares or Registered Securities, respectively, pursuant to that Registration Statement until receipt of notice from the Company that the suspension of the effectiveness of the Registration Statement has been withdrawn and (ii) the Company will use its reasonable best efforts to obtain the withdrawal of such order or to meet such requirement at the earliest possible time.

          (b) If, after the Registration Statements have become effective, an event occurs as a result of which the Company determines that a Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Requesting Holders and any Purchaser (as applicable) thereof and, if applicable, use its reasonable best efforts to prepare and promptly file a post-effective amendment or a supplement to the Registration Statement or the related Prospectus or promptly file any other required document so that, as thereafter delivered to purchasers of the Shares or Registered Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Without limiting Section 8.3(a) and 8.3(b) hereof, if any Requesting Holder or Purchaser (as applicable) shall propose to sell any Shares or Registered Securities, respectively, pursuant to the Registration Statements, it shall notify the Company of its intent to do so at least three (3) full Business Days prior to such sale. At any time within such three (3) Business Day period, the Company may refuse to permit the Requesting Holder or Purchaser (as applicable) to resell any Shares or Registered Securities, respectively, pursuant to the Registration Statements; except that the Company may exercise this right only once in any one hundred eighty (180) day period, unless the matter giving rise to the exercise by the Company of this right is beyond the Company's control; and provided, further, that in order to exercise this right, the Company must deliver a certificate in writing to the Requesting Holder or Purchaser (as applicable) to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would reasonably be expected to constitute a violation of the federal securities laws. Without limiting Section 8.3(b) hereof, in no event shall such delay exceed ten (10) Business Days; provided, however, that if, prior to the expiration of such ten (10) Business Day period, the Company delivers a certificate in writing to the Requesting Holder or Purchaser (as applicable) to the effect that a further delay in such sale beyond such ten (10) Business Day trading period is necessary because a sale pursuant to the Registration Statement in its then-current form would reasonably be expected to constitute a violation of the federal securities laws, the Company may refuse to permit such Requesting Holder or Purchaser (as applicable) to resell any Shares or Registered Securities, respectively, pursuant to the Registration Statement for an additional period not to exceed five (5) Business Days, but in no event shall any such delay exceed in the aggregate fifteen (15) Business Days, unless the matter giving rise to the exercise of such right is beyond the Company's control.

     8.4. Selection of Underwriters for Registered Securities.

          With respect to the registration of Registered Securities pursuant to
Section 8.2 hereof, at any time or from time to time after the Closing, the Purchaser may elect to have the Registered Securities sold to one or more persons participating as Underwriters for an Underwritten Offering. In such event, the Company shall engage (a) Alex. Brown & Sons Incorporated or (b) another nationally recognized independent investment banking firm reasonably acceptable to the holders of a majority of the Registered Securities, as Underwriters; provided, however, that the Company shall not be required to engage any Underwriter if such engagement would require the consent or approval of any governmental authority (including the necessity of obtaining an exemptive order under the Investment Company Act of 1940, as amended); provided, further, that after three years after the Closing Date such Underwriters shall be selected by mutual agreement of the Company and the holders of a majority of the Registered Securities, each acting reasonably. In such event, the Company and each such Purchaser will cooperate with the Underwriter or the managing Underwriter and take all customary and reasonable actions to facilitate the disposition of Registered Securities in an Underwritten Offering.

8.5. Other Obligations of the Company with respect to the Registered Securities.

          After the Closing, the Company will:

          (a)  use its reasonable best efforts

               (i) to register or qualify the Registered Securities, by the time the Registration Statement is declared effective by the Commission, under all applicable state securities or "Blue Sky" laws of such jurisdictions as each Underwriter, if any, or the Purchaser shall request in writing, provided that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

              (ii) to keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective; and

             (iii) upon request by the Purchaser, to do any and all other acts and things which may be reasonably necessary to enable such Underwriter, if any, and the Purchaser to consummate the disposition of the Registered Securities in each such jurisdiction;

          (b)  notify the Purchaser

               (i) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective and

              (ii) in connection with an Underwritten Offering, if any, if, between the effective date of the Registration Statement and the closing of any sale of Registered Securities, the representations and warranties of the Company contained in the underwriting agreement relating to any Underwritten Offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registered Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

          (c) Furnish or cause to be furnished forthwith to the Purchaser,

               (i) a "cold comfort" letter of the Company's independent accountants, as of the effective date of the Registration Statement, as to such matters as customarily are covered in accountant's letters delivered to underwriters in underwritten public offerings of securities and

              (ii) an opinion of counsel to the Company, as of the effective date of the Registration Statement, in the form customarily provided by issuer's counsel in underwritten public offerings of securities;

          (d) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus as a Purchaser from time to time may reasonably request;

          (e) cause all such Registered Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which securities of the same class and series issued by the Company are then listed or quoted;

          (f) provide a transfer agent and registrar for all Registered Securities;

          (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission with respect to the disposition of the Registered Securities, and make available to its security holders, as soon as reasonably practicable, an earnings statements covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

     8.6. Registration Expenses.

          The Company agrees to pay all Registration Expenses in connection with the registrations pursuant to this Section 8. "Registration Expenses" means any and all expenses incident to performance of or compliance with the provisions of this Section 8 by the Company, including without limitation: (i) all Commission and National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "Blue Sky" laws and compliance with the rules of the NASD, (iii) all expenses in preparing, printing and distributing the Registration Statements and other documents relating to the performance of and compliance with this Agreement by the Company, (iv) the reasonable fees and disbursements of counsel for the Company and of one counsel selected by the Eligible Holders and reasonably acceptable to the Company and of the independent public accountants of the Company, (v) any fees and disbursements of Underwriters, dealers and agents, if any, customarily paid by issuers of securities under similar circumstances relating to compliance with applicable state securities or "Blue Sky" laws and the fees and expenses of any special experts retained by the Company in connection with the Registration Statements; but excluding (x) underwriting discounts and commissions and (other than as provided in clause (v) of this paragraph) fees and disbursements of Underwriters, dealers and agents in connection with an Underwritten Offering of Shares or Registered Securities, if any, and (y) transfer taxes, if any, relating to the sale and disposition of Shares or Registered Securities.

     8.7. Short Sales.

          No Purchaser shall engage in any short-sales of the Company's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such shortsale is fully covered by freely tradable shares of Common Stock of the Company.

     8.8. Representations of the Company.

          The Company represents and warrants to, and agrees with, the Purchaser that:

          (a) The Registration Statements and the Prospectuses contained therein, when they become effective or are filed with the Commission, as the case may be, and, in the case of an Underwritten Offering, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the effective date of such Registration Statements when a Prospectus would be required to be delivered under the Securities Act, except for the periods provided under Section 8.3 hereof, such Registration Statements and Prospectuses will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser or any Underwriter expressly for use therein.

          (b) Any documents incorporated by reference in the Prospectuses, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained, as of their respective dates, an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time they become or became effective or are or were filed with the Commission, as the case may be; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and conformity with information furnished in writing to the Company by the Purchaser or any Underwriter expressly for use therein.

     8.9. Indemnification.

          (a) The Company will indemnify and hold harmless each holder of Shares and Registered Securities and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, a Prospectus or any amendment or supplement thereto, or
(y) the omission or alleged omission to state in any item referred to in the preceding clause a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by such holder or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless the Company, any underwriter for the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act). The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any prospectus which is eliminated or remedied in any amendment, supplement or final prospectus, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified person (or to the benefit of any person who controls such indemnified person within the meaning of the Securities Act) if a copy of such amendment, supplement or final prospectus was not sent or given by such indemnified person at or prior to the time such action is required of such indemnified person by the Securities Act and if delivery of such amendment, supplement or final prospectus would have eliminated (or been a sufficient defense to) any liability of such indemnified person with respect to such statement or omission.

          (b) The Purchaser will indemnify and hold harmless the Company, any other Purchasers, any underwriter (as defined in the Securities Act) and each person, if any, who controls the Company, such other Purchasers or any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint and several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the Company, such other Purchaser, underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, a Prospectus or any amendment or supplement thereto, (y) the omission or alleged omission to state in any item referred to in the preceding clause a material fact required to be stated therein or necessary to make the statements therein not misleading or (z) any failure of the Purchaser to perform its obligations hereunder or under law; provided, however, that the Purchaser will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with information pertaining to the Purchaser, as such, furnished in writing to the Company by the Purchaser stated to be specifically for use in such Registration Statement and Prospectus; provided, further, however, that the liability of the Purchaser hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Shares or Registered Securities sold by the Purchaser under such Registration Statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by the Purchaser from the sale of the Shares or Registered Securities covered by such Registration Statement. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any prospectus which is eliminated or remedied in any amendment, supplement or final prospectus, the above indemnity obligations of the Purchaser shall not inure to the benefit of any indemnified person (or to the benefit of any person who controls such indemnified person within the meaning of the Securities Act) if a copy of such amendment, supplement or final prospectus was not sent or given by such indemnified person at or prior to the time such action is required of such indemnified person by the Securities Act and if delivery of such amendment, supplement or final prospectus would have eliminated (or been a sufficient defense to) any liability of such indemnified person with respect to such statement or omission.

          (c) Promptly after receipt by an indemnified party under Section 8.9(a) or (b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify an indemnifying party shall not relieve the indemnifying party of its obligations under this Section 8.9 unless such failure to notify materially prejudices the indemnifying party's defense. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of separate counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. In addition, an indemnifying party shall not be required to indemnify, reimburse, or otherwise make any contribution to the amount paid or payable by the indemnified party for any losses, claims, damages, expenses or liabilities incurred by the indemnified party in settlement of any actions, proceedings or investigations otherwise covered hereunder, unless such settlement has been previously approved by the indemnifying party, which approval shall not be unreasonably withheld.

          (d) If the indemnification provided for in this Section 8.9 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8.9(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect not only (i) the relative benefits received by the Purchaser on the one hand and the underwriter on the other from the offering of the Shares or the Registered Securities but also (ii) the relative fault of the Company, the Purchaser and the underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Purchaser on the one hand and the underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Purchaser bear to the total underwriting discounts and commissions received by the underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, the Purchaser or the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 8.9 were determined by pro rata allocation (even if several underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8.9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8.9, no underwriter, if any, will be required to contribute any amount in excess of the amount agreed to between the Company and the underwriter at the time of such offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any underwriters' obligations to contribute will be several in proportion to their respective underwriting obligations and not joint.

          (f) In any proceeding relating to a Registration Statement, a Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8.9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     8.10.  Transferees.

          The right to sell Shares and Registered Securities pursuant to a Registration Statement described herein will automatically be assigned to each transferee of Shares or Registered Securities, other than any purchaser of Shares or Registered Securities sold under a Registration Statement. In the event that it is necessary, in order to permit a Purchaser to sell Shares or Registered Securities pursuant to a Registration Statement, to amend or supplement the Registration Statement to name such transferee, such transferee shall, upon written notice to the Company, be entitled to have the Company make such amendment or supplement as soon as reasonably practicable.

SECTION 9.  CONDITIONS TO PURCHASER'S OBLIGATIONS

     The Purchaser's obligation to purchase Shares hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchaser)

     9.1. Series B Certificate of Designations.

          The Series B Certificate of Designations shall have been filed with the Delaware Secretary of State in substantially the form attached hereto as Exhibit A.

     9.2. Certificates for Shares.

          The Purchaser shall concurrently receive the certificates for Shares contemplated by Section 2(b) hereof.

     9.3. Accuracy of Representations and Warranties.

          The representations and warranties of the Company in the Stock Purchase Agreements or in any certificate or document delivered pursuant hereto or thereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to transactions contemplated by this Agreement).

     9.4. Compliance with Agreements.

          The Company shall have performed and complied with all agreements, covenants and conditions contained in the Stock Purchase Agreements and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

     9.5. Officers' Certificates.

          The Purchaser shall have received a certificate dated the Closing Date and signed by the President and by the Secretary of the Company, to the effect that the conditions of this Section 9 have been satisfied.

     9.6. Proceedings.

          All corporate and other proceedings in connection with the transactions contemplated by the Stock Purchase Agreements, and all documents incident thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

     9.7. Legality; Governmental and Other Authorization.

          The purchase of and payment for the Shares shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchaser and shall not subject the Purchaser to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other person with respect to the transactions contemplated by the Stock Purchase Agreements shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchaser upon its reasonable request factual certificates or other evidence, in form and substance satisfactory to the Purchaser and its counsel, setting forth what is required to enable the Purchaser to establish compliance with this condition.

     9.8. Time of Purchase.

          The Closing shall not be later than 5:00 P.M., New York City time, on March 31, 1997.

     9.9. No Change in Law, etc.

          No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit or proceeding shall have been commenced before, and no decision shall have been rendered by, any court, other governmental body or arbitrator, which, in any such case, in the Purchaser's reasonable judgment could adversely affect, restrain, prevent or change the transactions contemplated by the Stock Purchase Agreements (including without limitation the issuance of the Shares hereunder and thereunder and the issuance of the Conversion Shares under the Series B Certificate of Designations) or materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

     9.10.  Opinions of Counsel.

            The Purchaser shall have received an opinion dated the Closing Date and addressed to the Purchaser of Andrews & Kurth L.L.P., counsel for the Company, which opinion shall be in form and substance reasonably satisfactory to the Purchaser.

     9.11.  Other Documents and Opinions.

            The Purchaser shall have received such other documents and opinions, in form and substance satisfactory to the Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby as the Purchaser may reasonably request.

     9.12 Receipt of Consent and Exchange Agreements.

       The Company shall have received a sufficient number of Consent and Exchange Agreements executed by the holders of Series A Preferred Stock in order to have the necessary authorization for the parity treatment of the Series B Preferred Stock and the modification to the registration rights as contemplated therein.

SECTION 10.  CONDITIONS TO COMPANY'S OBLIGATIONS

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

     10.1.  Representations and Warranties Correct.

            The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

     10.2.  Covenants.

          All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     10.3.  Blue Sky.

            The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened.

SECTION 11.  BROKERS

     Except for certain fees payable to the Agent (all of which fees will be paid by the Company), the Company represents and warrants to the Purchaser that there is no liability for (and the Company will pay and indemnify the Purchaser against) any fees or expenses (or claims therefor) of any investment banker, finder or broker retained by the Company or its Affiliates (or that claims it was retained by the Company or its Affiliates) in connection with any Stock Purchase Agreement or any of the transactions contemplated hereby or thereby. The Company will indemnify the Purchaser against all such fees or expenses payable to the enumerated persons in the preceding sentence and against any other such fees, expenses or claims of any person, unless such person was engaged by the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

SECTION 12.  BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS

          (a) The representations and warranties (as of the date hereof and as of the Closing Date), covenants and agreements of the Company and the Purchaser contained in this Agreement or in any document or certificate delivered pursuant hereto or in connection herewith shall survive, and shall continue in effect following, the execution and delivery of the Stock Purchase Agreements, the closings hereunder and thereunder, any investigation at any time made by the Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Shares, any disposition thereof and any payment, conversion or cancellation of the Shares provided, that Section 7 (other than Sections 7.1, 7.2, 7.4, 7.5, 7.7, 7.8, 7.9, 7.12, 7.13, 7.16, 7.17, 7.18, 7.20 and 7.21) shall terminate when no Shares are outstanding. All statements contained in any certificate delivered to the Purchaser by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

          (b) The Company agrees to indemnify and hold the Purchaser harmless from and against and will pay to the Purchaser the full amount of any loss, damage, liability or expense

(including amounts paid in settlement and attorneys' fees and expenses) to the Purchaser resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in any Stock Purchase Agreement, or in any certificate delivered to the Purchaser pursuant hereto or in connection herewith.

SECTION 13.  SPECIFIC PERFORMANCE

     The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

SECTION 14.  EXPENSES

          (a) Whether or not the transactions herein contemplated are consummated, the Company will pay (i) the costs and expenses of the preparation and production of the Stock Purchase Agreements and the Series B Certificate of Designations and the issuance of the Shares and the Conversion Shares and the furnishing of all opinions by counsel for the Company, (ii) the fees and expenses of Piper & Marbury L.L.P. in connection with the Stock Purchase Agreements and the Series B Certificate of Designations and the transactions contemplated hereby and thereby (whether or not a closing occurs hereunder and if a closing occurs the Company will make such payment on the Closing Date),
(iii) the reasonable fees and expenses of counsel to the Eligible Holders in connection with any amendments to or modifications or waivers of any provisions of the Stock Purchase Agreements or the Series B Certificate of Designations or in connection with any other agreements between the Purchasers and the Company after the date hereof, any of which are requested by the Company, (iv) the fees and expenses of any investment banker, broker or finder retained by the Company or its Affiliates (or that claims it was retained by the Company or its Affiliates) and involved with the Stock Purchase Agreements or the Series B Certificate of Designations or any of the transactions contemplated hereby or thereby, and (v) the fees and expenses (including reasonable attorneys' fees and expenses) of any holder of Shares or Conversion Shares in enforcing its rights against the Company if the Company materially defaults in its obligations hereunder or under the Series B Certificate of Designations. The obligations of the Company under this Section 14 shall survive the Closing hereunder and any termination of the Stock Purchase Agreements.

          (b) In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to the Purchaser or its agents, respectively, an amount sufficient to indemnify such persons (net of any taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Purchaser or its agents pursuant to any investigation or proceeding against any or all of the Company, the Purchasers, or their agents, arising out of or in connection with the Stock Purchase Agreements, the Shares or the Conversion Shares (or any transaction contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Purchaser or its agents or is commenced or filed against the Purchaser or its agents because of the Stock Purchase Agreements, the Shares or the Conversion Shares or any of the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was gross negligence or willful misconduct on the part of the Purchaser or its agents which was not taken by them in reliance upon any of the Company's representations, warranties, covenants or agreements in the Stock Purchase Agreements or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto, except to the extent that any costs, expenses, damages or liabilities incurred by the Purchaser is the direct result of its breach of any of its representations, warranties, covenants or agreements in this Stock Purchase Agreement or in any other documents or instruments contemplated hereby or thereby or executed in connection herewith or therewith or pursuant hereto or thereto. The Company shall assume the defense, and shall have its counsel represent the Purchaser and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that the Purchaser, or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense or (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) the Purchaser, or such agent of the Purchaser, shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i), (ii) or (iii) such reasonable counsel fees and expenses (but only for one counsel for the Purchasers and their agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

          (c) The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar taxes levied under the laws of the United States of America or any state or local taxing authority thereof or therein in connection with the issuance and sale of the Shares and the execution and delivery of the Stock Purchase Agreements and any other documents or instruments contemplated hereby or thereby and any modification of the Series B Certificate of Designations or the Stock Purchase Agreements or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes.

          (d) The obligations of the Company under this Section 14 shall survive the Closing hereunder and any termination of the Stock Purchase Agreements.

SECTION 15.  HOME OFFICE PAYMENTS

     As long as the Purchaser or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from the Purchaser shall be the holder of record of any Shares, the Company will make all dividends, redemption payments, repurchase payments, liquidation payments and other distributions by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in the Company's certificate of incorporation with respect to the place of payment. The Purchaser has provided an address on Schedule I hereto for payments by wire transfer, and such address may be changed for the Purchaser or any subsequent holder by notice to the Company. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.

SECTION 16.  AMENDMENTS AND WAIVERS

          (a) The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the Majority Shareholders; provided, however, that no such amendment, waiver, modification or termination shall (i) change the provisions of Section 8 hereof in any material respect, without the consent of the holders of all Shares or Conversion Shares affected thereby or (ii) change the definition of Majority Shareholders or this
Section 16(a) without the written consent of the holders of all the Shares and Conversion Shares then outstanding; and provided further that no such amendment, waiver, modification or termination shall be effective with respect to a term or provision of this Agreement unless it is also effective with respect to the corresponding term or provision, if any, of each other Stock Purchase Agreement and each Stock Exchange Agreement. The Purchaser acknowledges that by operation hereof, the Majority Shareholders (which may not include the Purchaser) will have the right and power to diminish or eliminate certain rights of the Purchaser under this Agreement.

          (b) The Company agrees that all holders of Shares and Conversion Shares shall be notified by the Company in advance of any proposed amendment, waiver, modification or termination, but failure to give such notice shall not in any way affect the validity of any such amendment, waiver, modification or termination. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Shares and Conversion Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.

SECTION 17.  EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED   SHARES;
             REPLACEMENT

          (a) Subject to Section 6 hereof, at any time at the request of any holder of Shares to the Company at its address provided under Section 18 hereof, the Company at its expense (except for any transfer tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new certificate or certificates therefor in such amount or amounts as such holder may request in the aggregate representing the number of Shares represented by such surrendered certificates, and registered in the name of such holder or otherwise as such holder may direct.

          (b) Any Share certificate which is converted into Conversion Shares in whole or in part shall be canceled by the Company, and no new Share certificates shall be issued in lieu of any Shares which have been converted into Conversion Shares. The Company shall issue a new certificate with respect to any Shares which were not converted into Conversion Shares and were represented by a certificate which was converted in part.

          (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (unsecured in the case of an institutional holder), or in the case of any such mutilation, upon surrender of such Share certificate (which surrendered Share certificate shall be canceled by the Company), the Company will issue a new Share certificate, of like tenor in lieu of such lost, stolen, destroyed or mutilated Share certificate as if the lost, stolen, destroyed or mutilated Share certificate were then surrendered for exchange.

SECTION 18.  NOTICES

     All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), if to the Company at the address indicated below, or if to the Purchaser at the address indicated on Schedule I hereto, or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.

          (a)  If to the Company:

               Energy BioSystems Corporation
               4200 Research Forest Drive
               The Woodlands, Texas 77381
               Attn:  Vice President of Finance

               With a copy to:
               Andrews & Kurth L.L.P.
               4200 Texas Commerce Tower
               Houston, Texas 77002
               Attn:  William N. Finnegan, IV

          (b) If to the Purchaser, at the address
               of the Purchaser set forth on Schedule I.

SECTION 19.  MISCELLANEOUS

          (a) The Stock Purchase Agreements (including all schedules and exhibits thereto) and, upon the closing hereunder, the Series B Certificate of Designations, together with any further agreements entered into by the Purchaser and the Company at the closing hereunder, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings regarding the subject matter hereof.

          (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

          (c) If the Company fails to pay any amount required to be paid to a holder of Shares or Conversion Shares or to a party under this Agreement (not including dividends not declared by the Board of Directors), within thirty (30) days after notice from such holder or such party demanding such payment (together with reasonably detailed supporting information), then the Company agrees to pay such holder or such party interest on any such overdue amount at a rate of 10% per annum from the date of such notice from such holder or such party until such overdue amount is paid in full.

          (d) Unless otherwise expressly provided herein, any provision of this Agreement relating to the consent, determination, decision or waiver of a holder or holders of Shares or Conversion Shares means such holder's consent, determination, decision or waiver in such holder's sole discretion.

          (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, that the Company may not assign any of its rights, duties or obligations under this Agreement, except in connection with a transaction permitted by Section 7.11 or with the Purchaser's written consent.

          (f) In addition to any assignment by operation of law, the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any permitted transferee of any or all of its Shares or Conversion Shares, except as provided in Section 8.10, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Shares or Conversion Shares held by the Purchaser.

          (g) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (h) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          (j) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          (k) WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SERIES B CERTIFICATE OF DESIGNATIONS, THE SHARES OR THE CONVERSION SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE SHARES OR THE CONVERSION SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   ENERGY BIOSYSTEMS CORPORATION


                                   By    /s/ John H. Webb
                                         ----------------
                                   Name:  John H. Webb
                                   Title: President


          Accepted and Agreed to as of
          the date first above written by
         the undersigned Purchaser:
          (See Omnibus Signature Page)



          By  ____________________________
               Name:
               Title:

                                                              SCHEDULE I
                                                              TO THE STOCK
                                                              PURCHASE AGREEMENT

                                                    Purchase
       Name of Purchaser           Number of Shares          Price
       -----------------           ----------------          -----



       (a)  address for communications:




            Attn:

       (b)                                                         address for
                                                                   payments by
                                                                   wire
                                                                   transfer:


            Attn:

            (providing sufficient
            information with such
            wire transfer to identify
            the source and application
            of such funds)

                                SCHEDULE II TO
                                   THE STOCK
                              PURCHASE AGREEMENT

                        Summary of Registration Rights


1. Piggyback registration rights granted by the Company pursuant to that certain First Amendment to License and Technology Assistance Agreement, dated June 25, 1992, between the Company and Institute of Gas Technology.

2. Demand and piggyback registration rights granted by the Company pursuant to that certain Registration Agreement, dated January 30, 1992, by and among the Company, The Travelers Indemnity Company, The Travelers Indemnity Company of Rhode Island, The Phoenix Insurance Company and Gryphon Ventures II, Limited Partnership.

3. Demand and piggyback registration rights granted by the Company pursuant to that certain Registration Agreement, dated April 29, 1991, by and between the Company and Gryphon Ventures II, Limited Partnership.

4. Registration rights granted by the Company to the holders of the Series A Preferred Stock pursuant to those certain Stock Purchase Agreements dated October 27, 1994.

5. Registration rights granted by the Company to the parties exchanging shares of Series A Preferred Stock for shares of Series B Preferred Stock pursuant to those certain Stock Exchange Agreements dated February 21, 1997.


                                 Indebtedness
                                 ------------

                                     NONE.